UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2017

Station Casinos LLC (Exact name of registrant as specified in its charter)	Red Rock Resorts, Inc. (Exact name of registrant as specified in its charter)

Nevada	000-54193	27-3312261	Delaware	001-37754	47-5081182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On January 30, 2017, Station Casinos LLC (“Station”), Red Rock Resorts, Inc., Station Holdco LLC,  the guarantor subsidiaries of Station, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and the lenders party to that certain Credit Agreement dated as of June 8, 2016 (the “Credit Agreement”) entered into an amendment to the Credit Agreement (the “Amendment”) and a  joinder to the Credit Agreement  (the “Joinder”) pursuant to which the Credit Agreement was amended to, among other things, (a) increase the Term B loans by $125.0 million to an aggregate outstanding principal amount of $1.6175 billion and (b) reduce the applicable margin for LIBOR loans from 3.0% to 2.5% and the applicable margin for ABR loans from 2.0% to 1.5%.  Pursuant to the terms of the Credit Agreement, as a result of the reduction in margin effected by the Amendment Station incurred a repricing fee in the amount of 1.0% of the aggregate principal amount of the Term B loans outstanding prior to the incurrence of the incremental Term B borrowings.  Station will apply the proceeds of the incremental Term B borrowings to repay the outstanding borrowings under its revolving credit facility and pay fees and expenses incurred in connection with the Amendment and Joinder.

The foregoing summary of the Amendment and Joinder is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment and Joinder, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
10.1

First Amendment to Credit Agreement dated as of January 30, 2017, by and among Station, the other Station Parties, the lenders party thereto, and Deutsche Bank AG Cayman Islands Branch, as administrative agent.

10.2

Incremental Joinder Agreement dated as of January 30, 2017 by and among Station, the guarantors party thereto, Red Rock Resorts, Inc. Station Holdco LLC, each of the Incremental Term B Lenders party thereto and Deutsche Bank AG Cayman Islands Branch, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 30, 2017

Station Casinos LLC		Red Rock Resorts, Inc.

/s/ Marc J. Falcone		/s/ Marc J. Falcone
By:	Marc J. Falcone	By:	Marc J. Falcone
	Executive Vice President, Chief Financial Officer and Treasurer		Executive Vice President, Chief Financial Officer and Treasurer